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                          TECHNICAL SERVICES AGREEMENT

This Technical Services "Agreement" is entered into as of November 17, 2000 by and between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("Provider"), and GLOBAL INTEGRITY CORPORATION, a Delaware corporation ("Customer").

                                BACKGROUND FACTS

A. Prior to the date of this Agreement, Customer was a wholly-owned subsidiary of Provider occupying the second floor of the space Provider leases in the "Building" known as Reston Executive Center located at 12100 Sunset Hills Road, Reston Virginia.

B. In connection with that occupancy, Provider supplied to Customer certain electronic security ("alarm"), telecommunications ("telecom") and information technology ("IT") support.

C. Provider is selling its interest in Customer as of the "Sale Date", and Customer now subleases from Provider the space it continues to occupy in the Building.

D. Customer wants Provider to continue providing alarm, telecom and IT support to Customer in the Building, and Provider is willing to do it under the terms and conditions of this Agreement.

                                    AGREEMENT

In consideration of the background facts above and the promises below, Provider and Customer agree as follows:

1.0 SERVICES

Provider shall provide to Customer in the Building alarm, telecom and IT support consistent in type, quality, quantity and cost with that obtained or provided to Customer by Provider immediately prior to the Sale Date. A general description of the scope of the "Alarm Services" Provider will provide is described on
Schedule 1. A general description of the scope of the "Telecom Services" Provider will provide is described on Schedule 2. The scope of the "IT Services" Provider will provide is described on Schedule 3. (Collectively, Alarm Services, Telecom Services and IT Services are referred to as "Services.") The Schedules may be amended from time to time by written mutual agreement of the parties.

2.0 CHARGES

Customer shall pay for the Services at the same "Service Center Rates" Provider charges other users of such services in the Building or, in the case of Services unique to


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Customer, at Provider's actual cost to provide. Current Service Center Rates and other charges for Provider's Fiscal Year 2001 are stated with the related Services on Schedules 1 and 2. Provider may adjust the Service Center Rates at the beginning of each of Provider's fiscal years, subject to other specifications stated in the Schedules. Provider will publish Service Center Rates for the coming fiscal year in October of the immediately preceding year.

Provider will bill Customer periodically for Services provided, and Customer shall pay each such bill within ten (10) business days after receiving it.

3.0 AUTHORIZED CONTACTS

For PROVIDER:

Alarm:            Mark Poirer
                  703-676-4920

Telecom:          To schedule adds, moves and changes or service issues:
                  Ginny Glasgow
                  703-375-2504

                  For general management issues:
                  Cheryl Nylund
                  Regional Manager, Telecommunications Systems
                  Office 703-676-5648

IT:               Bernie Watts
                  703-676-7343

For CUSTOMER:

                  Janice Hughes
                  703-375-2425


4.0 NON-TRANSFERABLE

Customer may not assign this Agreement.

5.0 TERM

This Agreement shall continue until terminated by either party by giving at least 90 days' advance written notice to the other party.


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Notwithstanding the foregoing, Provider will continue to provide the Alarm
Services not longer than 60 days after the Sale Date. The Alarm Services may be terminated earlier by Customer by giving Provider not less than 30 days' advance written notice.

PROVIDER
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:   /s/ Daniel W. Baldwin
      ---------------------------------
Name: Daniel W. Baldwin
Its:  Corporate Executive Vice President and Treasurer


CUSTOMER
GLOBAL INTEGRITY CORPORATION

By:   /s/ Daniel T. Woolley
      ---------------------------------
Name: Daniel T. Woolley
Its:  President and Chief Operating Officer



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                                   Schedule 1
                                 Alarm Services

  For a period of up to 60 days after the Sale Date, Provider shall continue to provide perimeter electronic security through Provider's technical security system, C-CURE 800 at a cost of approximately $2000 per month.



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                                   Schedule 2
                                Telecom Services

Equipment: Charges are based on units of equipment deployed. Both type of equipment and actual charge may be subject to adjustment from time to time.

                                                                                         Avg Rate Per
       Equipment Type                          Count @ P9, FY01                       Provider Period
       --------------                          ----------------                       ---------------
       Basic                                                 14                                $23.00
       FAX                                                    8                                $23.00
       M2008HF                                                5                                $45.00
       M2008HF+                                              22                                $49.55
       M2008HFD                                               7                                $55.00
       M2008HFD+                                              4                                $55.00
       M2616                                                  3                                $55.00
       M2616+                                                 1                                $45.00
       M2616D                                                 9                                $55.00
       M2616D+                                               47                                $55.00
       Modem                                                  6                                $23.00
       Port                                                   9                                $23.00
       Voicemail Access Only                                  3                                $23.00

Usage: Telephone, fax modem numbers, and voice mail service will be provided. Customer shall pay actual charges for local, long distance and international calls plus a reasonable mark-up for recovery of line charges.

Calling Cards: Global Integrity will surrender its Provider calling cards and arrange for its own service.

Wiring: Customer will outsource additional drops.

Phone Installations and Moves: Phone installation and moves will be scheduled and coordinated with the on-site facilities manager and will be billed at Provider cost.



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                                   Schedule 3
                                   IT Services

o     SAICnet - WAN Connectivity @ $33/period/node

o LAN Services @ $27.50/period/node. (Customer currently contracts for 97 nodes.)

o T&M Support @ $60/hour. (Customer currently requires 64 hours of T&M support per week to meet their service requirements. Management time is billed direct and generally amounts to 10% of the labor charge.)

o     Email Services @ $10/period/mailbox (server provided by Customer).

o     SecurID Tokens @, $5/period/token. $45 replacement cost.

o VPN or EAC client @ $5/period/client. $55 one-time license fee for new users.

o     PAL Remote Access @ $.04/minute. Surcharges apply in some regions.

o Network Security: Direct charge back of staff labor for unique Customer services as follows:

      o     Reston FireWall

      o     Internet access through SAICnet.

      o     Incoming Customer SMTP email.

      o     Nortel Contivity Extranet Switches.

      o     Nortel branch office tunnels.

o     Dedicated circuits:

      o     WAN to Provider - Frame Relay (included in SAICnet rate)

      o     DSL to N.J. - Branch Office VPN (extra -- actual cost)

      o     WAN to Japan - VPN Tunnel (extra -- actual cost)

      o     WAN to U.K. - Firewall to Firewall (extra -- actual cost)

o Software licenses: Provider records show Customer has 120 MS Office licenses. These would have to be bought out for $31,423.43 or abandoned. Additional licenses not yet reported to Provider would be charged back at $500.49 each.